Misonix, Inc. Announces

First Quarter Fiscal Year 2014 Financial Results

For Immediate Release

Investor Relations Contacts:
Misonix Contact:	Lytham Partners, LLC
Richard Zaremba	Robert Blum, Joe Dorame, Joe Diaz
631-694-9555	602-889-9700
invest@misonix.com	mson@lythampartners.com

FARMINGDALE, NY – November 7, 2013 — Misonix, Inc. (NASDAQ: MSON), an international surgical device company that designs, manufactures and markets innovative therapeutic ultrasonic products for spine surgery, skull based surgery, neurosurgery, wound debridement, cosmetic surgery, laparoscopic surgery and other surgical applications, today announced financial results for the first quarter of fiscal year 2014 ended September 30, 2013.

Highlights for the quarter included:

•	Net sales for the quarter were $3.1 million compared to $4.6 million as the Company continues to transition to a unit consignment strategy to drive recurring revenue.
•	BoneScalpel™ units sold or placed totaled 36 world-wide in first quarter fiscal 2014.
•	BoneScalpel placed or sold units in the United States during the quarter totaled 15 compared to 7 in the first quarter of fiscal 2013; excluding sales to Aesculap.
•	BoneScalpel disposable sales in Latin America increased 110% in Q1 fiscal 2014.
•	U.S. BoneScalpel disposable revenue increased 74% driven by a 65% increase in disposable utilization; excluding Aesculap.
•	Across all businesses, recurring revenue for all products world-wide, for the quarter accounted for 53% of total sales during the quarter; compared to 40% in fiscal first quarter 2013.
•	Arrangements to roll-out BoneScalpel and SonaStar® in China are progressing after receiving regulatory approval.

First Quarter Fiscal 2014 Financial Results

Revenue for the three months ended September 30, 2013 was $3.1 million, a 33% decrease when compared to $4.6 million for the same period in fiscal 2013. Part of the decrease was attributable to the approximate $363,000 lower revenue from Aesculap and lower stocking sales to international markets as compared to the same quarter in fiscal 2013.

BoneScalpel revenue was $1.3 million, SonaStar revenue was $1.1 million and SonicOne® revenue was $469,000 for the first quarter 2014.

There were 36 BoneScalpel units sold or placed during the first quarter fiscal 2014 compared to 57 BoneScalpel units sold or placed during the first quarter of fiscal 2013. BoneScalpel domestic disposable sales increased 74% during the first quarter fiscal 2014 compared to the same period in fiscal 2013, excluding Aesculap.

The Company reported a net loss of $884,002, or ($.12) diluted loss per share, compared to net income of $44,834, or $0.01 earnings per share, in fiscal 2013.

Michael A. McManus, Jr., President and CEO, stated, “This was another quarter for progress for your Company. You will remember our strategy of consigning units in conjunction with purchases of our disposable blade. The result of this formula shows continued high margins and an increase of BoneScalpel units in the U.S. BoneScalpel revenue from disposables increased 74% in the U.S., excluding Aesculap, resulting from an increase of 65% in disposable units from the first quarter of fiscal 2013. Total recurring revenue from disposables increased to 53% of total sales for the quarter. These results are all indicators of growth and surgeons continued acceptance and use of our unique technology. The acceptance of the significant benefits to doctor, patient and hospital are consistently increasing. We expect to see growth across all products and in all markets over the coming quarter.”

We are excited about the reception we are receiving at prominent trade shows and professional conferences. We are experiencing considerable traffic from both surgeons and potential new distributors. Testimony from prominent surgeons at these meetings is particularly encouraging and has been reported in recent press releases.

Mr. McManus concluded, “We are executing on our strategy to deliver more predictable revenue streams from high margin sales. We are seeing indications for expected growth across the upcoming quarters.

Conference Call:

The Company has scheduled a conference call today, Thursday, November 7, 2013, at 4:30 pm ET to review the results. Interested parties can access the conference call by dialing (877) 317-6789 or (412) 317-6789 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at www.misonix.com.

A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10036674. A webcast replay will be available in the Investor Relations section of the Company's website at www.misonix.com for 30 days.

About Misonix

Misonix, Inc. designs, develops, manufactures and markets therapeutic ultrasonic medical devices. Misonix's therapeutic ultrasonic platform is the basis for several innovative medical technologies. Addressing a combined market estimated to be in excess of $3 billion annually; Misonix's proprietary ultrasonic medical devices are used for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company's Web site at www.misonix.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company's business lines, and other factors discussed in the Company's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking relationships.

Financial Tables to Follow

MISONIX, INC. And Subsidiaries

Consolidated Balance Sheets

	September 30, 2013	June 30, 2013
	(Unaudited)	(derived from
		audited financial
		statements)
Assets
Current Assets:
Cash and cash equivalents	$4,653,513	$5,806,437
Accounts receivable, less allowance for doubtful accounts of $229,641 and $214,641, respectively	2,799,336	2,974,641
Inventories, net	4,157,193	4,034,477
Prepaid expenses and other current assets	294,079	387,371
Total current assets	11,904,121	13,202,926

Property, plant and equipment, net	1,185,038	1,326,586
Goodwill	1,701,094	1,701,094
Intangible and other assets	1,073,996	1,129,321
Total assets	$15,864,249	$17,359,927

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,601,445	$2,208,999
Accrued expenses and other current liabilities	1,024,844	1,276,963
Total current liabilities	2,626,289	3,485,962

Deferred income	61,881	72,934
Deferred lease liability	22,012	23,811
Total liabilities	2,710,182	3,582,707

Commitments and contingencies

Stockholders' equity:
Capital stock, $0.01 par value - shares authorized 20,000,000, 7,267,096 and 7,233,884 shares issued and 7,189,536 and 7,156,324 shares outstanding, respectively	72,671	72,339
Additional paid-in capital	27,250,076	26,989,559
Accumulated deficit	(13,757,687)	(12,873,685)
Treasury stock, at cost, 77,560 shares	(410,993)	(410,993)
Total stockholders' equity	13,154,067	13,777,220
Total liabilities and stockholders' equity	$15,864,249	$17,359,927

MISONIX, INC. And Subsidiaries

Condensed Consolidated Statements of Operations

Unaudited

	Three Months Ended
	September 30
	2013	2012
Net sales	$3,075,584	$4,570,525

Cost of goods sold	1,345,330	1,843,899

Gross profit	1,730,254	2,726,626

Selling expenses	1,828,830	1,458,564
General and administrative expenses	1,221,315	1,042,332
Research and development expenses	472,888	397,131
Total operating expenses	3,523,033	2,898,027

Loss from operations	(1,792,779)	(171,401)

Total other income	906,552	211,417

(Loss) income from continuing operations before income taxes	(886,227)	40,016

Income tax expense	2,750	1,500

Net (loss) income from continuing operations	(888,977)	38,516

Net income from discontinued operations, net of tax	4,975	6,318
Net (loss) income	$(884,002)	$44,834

Net (loss) income per share from continuing operations-Basic	$(0.12)	$0.01
Net income per share from discontinued operations-Basic	0.00	0.00
Net (loss) income per share-Basic	$(0.12)	$0.01

Net (loss) income per share from continuing operations-Diluted	$(0.12)	$0.01
Net income per share from discontinued operations-Diluted	0.00	0.00
Net (loss) income per share-Diluted	$(0.12)	$0.01

Weighted average common shares-basic	7,182,866	7,005,360

Weighted average common shares-diluted	7,182,866	7,297,690